EXHIBIT 4.1

CIRCLE STAR ENERGY CORP.
2011 STOCK OPTION PLAN

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment.  The Circle Star Energy Corp. 2011 Stock Option Plan (the “Plan”) is hereby established effective as of  July 6, 2011 (the “Effective Date”).

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.  However, all Options shall be granted, if at all, within ten (10) years from the Effective Date.

1.4           Forms of Options. Options shall be granted under the terms of the Option Agreement as set forth in Section 7 of this Plan. This Plan is subject to shareholder approval within 12 months of its adoption by the Board and no option shall be qualified as incentive stock options until this Plan is approved by the shareholders.

2.           Definitions and Construction.

2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

a.           “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

b.           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

c.           “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

d.           “Company” means Circle Star Energy Corp. (formerly known as Digital Valleys Corp.), a Nevada corporation, or any successor entity to all or substantially all of the assets or voting stock of Circle Star Energy Corp. which adopts the Plan.

e.           “Consultant” means any person engaged by the Company to render services other than as an Employee or a Director.

f.           “Director” means a member of the Board.

g.           “Disability” means the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

h.           “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) by the Company (or any parent or subsidiary); provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for this purpose.

i.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

j.           “Exercise Price” for any Option granted hereunder shall be the Fair Market Value per share of common stock on the effective date of the grant of the Option.

k.           “Fair Market Value” per share of common stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the common stock is at the time publicly traded, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question, as such price is reported by the primary stock exchange on which the Company’s common stock is traded. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the common stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Board using any reasonable valuation method after taking into account such factors as the Board shall deem appropriate.

l.           “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code and which is described as an Incentive Stock Option in the Option Agreement.

m.           “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

n.           “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Company (or any parent or subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Company (or any parent or subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

o.           “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option and which is so described in the Option Agreement.

p.           “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

q.           “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

r.           “Optionee” means a person who has been granted one or more Options.

s.           “Participant” means any person who is issued shares of common stock under an Option.

t.           “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

u.           “Service” means the provision of services to the Company (or any parent or subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

v.           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

w.           “Stock Exchange” means any organized exchange or platform in which the common stock of the Company is publicly traded, including a national securities exchange, quotation system or quotation platform in which bid and ask prices for the common stock is published for the purpose of facilitating a public market in the common stock.

x.           “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code.

2.2           Construction.  Captions and title contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular, and the term “or” shall include the conjunctive as well as the disjunctive.

3.           Administration.

3.1           Administration by the Board.  The Plan shall be administered by the Board.  All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all person having an interest in the Plan or such Option.  The Board may establish a Committee to administer the Plan with such powers as may be designated by the Board including those set forth below.

3.2           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

a.           to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of stock to be subject to each Option;

b.           to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

c.           to determine the Fair Market Value of shares of Stock or other property;

d.           to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares of Stock acquired upon the exercise thereof, including, without limitation, (i)  the method of payment for shares of Stock purchased upon the exercise of the Option, (ii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of Stock, (iii) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares of Stock acquired upon the exercise thereof, (iv) the time of the expiration of the Option, (v) the effect of the Optionee’s termination of employment or service with the Company on any of the foregoing, and (vi) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

e.           to approve one or more forms of Option Agreement;

f.           to amend, modify, extend or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

g.           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

3.3           Disinterested Administration.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Board in compliance with the “disinterested administration” requirements, if any, of Rule 16b-3.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 3 million (3,000,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2           Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options.  If a majority of the Stock is exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Options.  Options may be granted only to Employees, Consultants, and Directors.  Eligible persons may be granted more than one (1) Option.

5.2           Directors Serving on Committee.  At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, no member of a Committee established to administer the Plan in compliance with the “disinterested administration” requirements, if any, of Rule 16b-3, while a member, shall be eligible to be granted an Option.

5.3           Fair Market Value Limitation.  To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such stock is granted.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option.  In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

6.           Terms and Conditions of Options.  Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price for Ten Percent Owner Optionee.  No Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2           Exercise Period.  Options shall be exercisable at such time or times and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

6.3           Effect of Termination of Service.

a.           The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)           Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii)          Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii)         If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the Optionee’s designated beneficiary or beneficiaries of that option shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.

(iv)         Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v)          During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

(vi)         Should Optionee’s Service be terminated for Misconduct or should Optionee engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

b.           The Board shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)           extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Board shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

6.4           Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check, or cash equivalent.

6.5           Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of shares of Stock having a Fair Market Value, as determined by the Board, equal to all or any part of the federal, state and local taxes, if any, required by law to be withheld by the Company with respect to such Option.  Alternatively, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option.  The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Company’s tax withholding obligations have been satisfied by the Optionee.

6.6           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board, in its sole discretion, at the time the Option is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.           Standard Forms of Option Agreement.

7.1           Incentive Stock Options.  Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2           Nonstatutory Stock Options.  Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a “Nonstatutory Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.3           Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.           Transfer of Control.

8.1           Definitions.

a.           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i)           the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii)          a merger or consolidation in which the Company is a party;

(iii)         the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv)         a liquidation or dissolution of the Company.

b.           A “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more subsidiary corporations.  The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2           Effect of Transfer of Control on Options.  In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock or a cash incentive program of the Acquiring Corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares.  Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.  Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.  Furthermore, notwithstanding the foregoing, if the Company is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

9.           Nontransferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.  No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, a Nonstatutory Stock Option shall be assignable or transferable to the extent permitted by the Board and set forth in the Option Agreement evidencing such Option.

10.           Provision of Information.  At least annually copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be furnished to each Optionee.

11.           Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time.  However, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options without the approval of the Company’s shareholders.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

12.           Shareholder Approval.  The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Maximum Shares”) shall be approved by the shareholders of the Company within the later of (i) twelve (12) months of the date of adoption thereof by the Board or (ii) the subsequent annual or special meeting of the shareholders of the Company.  Options granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Circle Star Energy Corp. 2011 Stock Option Plan was duly adopted by the Board on July 6, 2011.

_________________________________________
David Brow, Secretary